EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF OIL STATES INTERNATIONAL, INC.

PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND RULE 13a – 14(b) UNDER THE

SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report on Form 10-K for the annual period ended December 31, 2013 filed with the Securities and Exchange Commission (the Report), I, Lloyd A. Hajdik, Senior Vice President, Chief Financial Officer and Treasurer of Oil States International, Inc. (the Company), hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lloyd A. Hajdik
Name:	Lloyd A. Hajdi
Senior Vice President, Chief Financial Officer and Treasurer
Date:	February 24, 2014